UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 25, 2018

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 25, 2018, the Board of Directors (the “Board”) of Sigma Designs, Inc. (“Sigma” or the “Company”) appointed Elias Nader and Saleel Awsare to serve as members of the Board, effective as of February 25, 2018. Messrs. Nader and Awsare will serve until the Company’s 2018 Annual Meeting of Stockholders or until a successor for each is duly elected and qualified. In addition, Mr. Awsare was appointed to serve on the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee of the Board. Neither Mr. Awsare nor Mr. Nader has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Other than as described above, there is no arrangement or understanding between either of Mr. Nader or Mr. Awsare, on the one hand, and any other person, on the other hand, pursuant to which either Mr. Nader or Mr. Awsare was appointed as a director.

Mr. Awsare currently serves, and has served since July 2017, as vice president and general manager of the audio and imaging business of Synaptics, Incorporated, a developer of human interface solutions. Prior to July 2017, Mr. Awsare served in various roles as an officer of Conexant Systems, LLC, a fabless semiconductor company that was acquired by Synaptics in July 2017. From March 2012 to May 2016, Mr. Awsare was a vice president of Conexant Systems, LLC, and from May 2016 to July 2017, Mr. Awsare served as president of Conexant Systems, LLC. Before joining Conexant, Mr. Awsare served as president of Nuvoton Technology Corporation’s U.S. operations and general manager of the company’s audio and voice divisions. In 2008, Mr. Awsare started the audio product line within Nuvoton, a spin-off of Winbond Electronics. Prior to his time at Nuvoton, Mr. Awsare was the executive vice president and general manager of mixed signal products for Winbond Electronics Corporation America. Before joining Winbond, Mr. Awsare was director of engineering for Information Storage Devices, Inc. Mr. Awsare holds a B.S. from Stevens Institute of Technology and an M.S. from Santa Clara University.

Mr. Nader, who has been serving as the Company’s interim President and Chief Executive Officer since January 26, 2018, has served as the Company’s Chief Financial Officer since April 2014. Mr. Nader served as the Company’s interim Chief Financial Officer from March 2013 to April 2014 and as the Company’s Corporate Controller from October 2012 to March 2013. Prior to joining the Company, Mr. Nader held several senior level positions in finance and accounting, most recently as group Chief Financial Officer with Imperial Jet, and as Corporate Controller at Dionex Corporation.

In connection with Mr. Awsare’s appointment to the Board, the Company and Mr. Awsare entered into a letter agreement relating to Mr. Awsare’s appointment to the Board and certain committees of the Board, effective as of February 25, 2018 (the “Letter Agreement”). Under the Letter Agreement, the Company has agreed to pay to Mr. Awsare annual cash compensation, in lieu of any equity compensation, of $200,000, paid in quarterly installments, which annual amount is subject to acceleration in full if the Company completes its previously announced planned liquidation and dissolution within Mr. Awsare’s first year of service on the Board.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Letter Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Letter Agreement, Mr. Awsare has entered into the standard Sigma Indemnification Agreement for directors. This agreement requires Sigma, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires Sigma to advance all expenses incurred by the directors in investigating or defending any such action, suit or proceeding, subject to the terms contained in the agreement. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.2 to Sigma’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2012 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On February 27, 2018, the Company issued a press release announcing the appointment of Messrs. Nader and Awsare as new directors of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

As previously reported under Item 3.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2018, the Company had received a notice from Nasdaq acknowledging the fact that, due to the recent resignation of Pete Thomson from the Board and the Audit Committee, which was effective as of January 19, 2018, the Company does not meet the requirements of Nasdaq Listing Rule 5605, and acknowledging that the Company has until the end of the cure period described under Nasdaq Listing Rule 5605(c)(4) to regain such compliance. As disclosed above in Item 5.02 of this Current Report on Form 8-K (which such disclosure under Item 5.02 is incorporated herein by reference), the Board has appointed Saleel Awsare to the Board and the Audit Committee, and has determined that Mr. Awsare is an independent director under and for the purposes of Nasdaq Listing Rule 5605. As a result of the appointment of Mr. Awsare to the Board and the Audit Committee, the Company expects that it will regain compliance with the audit committee requirements set forth in NASDAQ Listing Rule 5605.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Item No.	Description

10.1	Letter Agreement effective as of February 25, 2018, by and between Sigma Designs, Inc. and Saleel Awsare

99.1	Press Release issued by Sigma Designs, Inc. dated February 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA DESIGNS, INC.

Date: February 27, 2018	By:	/s/ Elias Nader
Elias Nader Interim President and Chief Executive Officer and Chief Financial Officer